Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
SECOND QUARTER FISCAL 2017 FINANCIAL RESULTS

–Net Sales of $86.6 million, reflecting a Comparable Sales Decrease of 0.6% -
–Gross Margin Rate decreased 510 basis points as Company Repositions Merchandise Assortment -
–Selling, General & Administrative Expenses decreased by $1.4 million -

Minneapolis, MN, August 29, 2017 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the second quarter ended July 29, 2017.

Joel Waller, Interim President and Chief Executive Officer, commented, “Throughout our second quarter we saw encouraging signs that the initiatives we have been putting in place are gaining traction. We drove meaningful sequential improvement in our comparable sales with more product newness and a better balance between fashion and core in our assortment, which garnered favorable customer response. eCommerce sales grew in the double digit range driven by increased traffic and conversion. We have also taken swift action to improve our assortment in outlet stores, which led to positive sales comps and significant sequential improvement in margin in this channel for the quarter. Finally, we moved through the majority of inventory that does not reflect our go-forward strategy during the quarter and are pleased with the current content. While this action impacted our gross margin for the quarter, we believe this was the right decision for the health of the business and positions us for improved sales and gross margin in the back half of the year. Overall, we are pleased with the progress we are making and remain focused on executing our strategic initiatives to drive long term profitability and value for our shareholders.”

Results for the Second Quarter Ended July 29, 2017

•
Net sales totaled $86.6 million, a decrease of 3.7%, while operating on average 474 stores. This compares to $89.9 million in net sales for the second quarter of fiscal 2016, while operating on average 509 stores.

•	Comparable sales decreased 0.6% following a 5.8% decrease in the same period last year. eCommerce sales increased 22.1% following a 10.8% increase in the same period last year.

•
Gross margin rate decreased 510 basis points to 28.4%, as compared to last year’s second quarter, primarily due to promotions and markdowns to move through non-go-forward product and addressing slow sellers more quickly.

•
Selling, general & administrative expenses (“SG&A”) decreased by $1.4 million, driven by lower store operating expenses and lower net employee compensation expenses. As a percent of net sales, SG&A improved approximately 40 basis points to 33.7%.

•	Net loss totaled $7.9 million, or ($0.21) per share, compared to a net loss for the prior year period of $3.9 million, or ($0.11) per share.

•	Adjusted EBITDA*, a non-GAAP measure, was $(4.3) million, compared to ($0.2) million for the same period last year.

•	Adjusted loss per share**, a non-GAAP measure, was ($0.20) per share, compared to an adjusted loss of ($0.10) per share, for the same period last year.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $22.6 million as of July 29, 2017. Total inventory was $41.9 million at the end of the second quarter as compared to $50.1 million at the end of the second quarter last year. Merchandise inventory was down 16.3% at the end of the quarter as compared to the end of last year’s second quarter, reflecting our strategy to turn inventory faster.

Capital expenditures for the second quarter of fiscal 2017 were $1.0 million compared to $3.1 million in last year’s second quarter. Capital expenditures in the second quarter this year primarily reflected investments in new stores and technology associated with our omni-channel capabilities. For the second quarter ended July 29, 2017, the Company had no outstanding borrowings under its revolving credit facility.

Conference Call Information
The Company will discuss its second quarter results in a conference call scheduled for today, August 29, 2017, at 8:30 a.m. Eastern Time. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until September 29, 2017. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until September 5, 2017. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13668904.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and Adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the table below.

*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” above and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of August 29, 2017, the Company operates 473 stores in 45 states consisting of 320 MPW stores, 79 Outlet stores, 38 Christopher & Banks stores, and 36 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Marc Ungerman
Interim Chief Financial Officer and
Vice President, Controller
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Net sales	$86,618	$89,923	$175,173	$189,957
Merchandise, buying and occupancy costs	61,990	59,774	120,007	122,096
Gross profit	24,628	30,149	55,166	67,861
Other Operating Expenses:
Selling, general and administrative	29,179	30,626	60,153	66,103
Depreciation and amortization	3,167	2,974	6,266	5,996
Impairment of long-lived assets	93	309	163	476
Total other operating expenses	32,439	33,909	66,582	72,575
Operating loss	(7,811)	(3,760)	(11,416)	(4,714)
Interest expense, net	(38)	(42)	(69)	(82)
Other income	—	—	—	911
Loss before income taxes	(7,849)	(3,802)	(11,485)	(3,885)
Income tax provision	40	82	92	167
Net loss	$(7,889)	$(3,884)	$(11,577)	$(4,052)

Basic loss per share:
Net loss	$(0.21)	$(0.11)	$(0.31)	$(0.11)
Basic shares outstanding	37,156	36,981	37,123	36,953

Diluted loss per share:
Net loss	$(0.21)	$(0.11)	$(0.31)	$(0.11)
Diluted shares outstanding	37,156	36,981	37,123	36,953

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 29,	July 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$22,573	$28,091
Accounts receivable	3,833	3,965
Merchandise inventories	41,917	50,052
Prepaid expenses and other current assets	4,568	9,591
Income taxes receivable	255	601
Total current assets	73,146	92,300

Property, equipment and improvements, net	51,983	58,660

Other non-current assets:
Deferred income taxes	322	383
Other assets	641	532
Total other non-current assets	963	915
Total assets	$126,092	$151,875

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,994	$22,049
Accrued salaries, wages and related expenses	4,338	4,870
Accrued liabilities and other current liabilities	20,801	22,936
Total current liabilities	48,133	49,855

Non-current liabilities:
Deferred lease incentives	8,540	9,636
Deferred rent obligations	6,583	6,276
Other non-current liabilities	2,574	1,368
Total non-current liabilities	17,697	17,280

Stockholders' equity:
Common stock	476	469
Additional paid-in capital	127,057	126,233
Retained earnings	45,440	70,749
Common stock held in treasury	(112,711)	(112,711)
Total stockholders' equity	60,262	84,740
Total liabilities and stockholders' equity	$126,092	$151,875

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twenty-Six Weeks Ended
	July 29,	July 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(11,577)	$(4,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,266	5,996
Impairment of long-lived assets	163	476
Deferred income taxes, net	—	11
Gain on investments, net	—	(911)
Amortization of premium on investments	—	10
Amortization of financing costs	31	31
Deferred lease-related liabilities	(442)	(381)
Stock-based compensation expense	550	406
Loss on disposal of assets	—	1
Changes in operating assets and liabilities:
Accounts receivable	(1,284)	102
Merchandise inventories	(5,082)	(7,571)
Prepaid expenses and other assets	(1,180)	(463)
Income taxes receivable	261	(88)
Accounts payable	9,096	5,547
Accrued liabilities	(7,872)	260
Other liabilities	1,793	106
Net cash used in operating activities	(9,277)	(520)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(3,150)	(6,788)
Proceeds from company-owned life insurance	—	911
Maturities of available-for-sale investments	—	3,005
Net cash used in investing activities	(3,150)	(2,872)

Cash flows from financing activities:
Issuance of stock for stock option exercises, net of forfeitures	—	—
Shares redeemed for payroll taxes	(6)	(23)
Net cash used in financing activities	(6)	(23)

Net decrease in cash and cash equivalents	(12,433)	(3,415)
Cash and cash equivalents at beginning of period	35,006	31,506
Cash and cash equivalents at end of period	$22,573	$28,091

Supplemental cash flow information:
Interest paid	$69	$95
Income taxes (refunded) paid	$(251)	$102
Accrued purchases of equipment and improvements	$219	$226

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen week and twenty-six week periods ended July 29, 2017 and July 30, 2016:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 29,	July 30,	July 29,	July 30,
	2017	2016	2017	2016
Net loss on a GAAP basis	$(7,889)	$(3,884)	$(11,577)	$(4,052)
Income tax provision	40	82	92	167
Other income	—	—	—	911
Interest expense, net	(38)	(42)	(69)	(82)
Depreciation & amortization	3,167	2,974	6,266	5,996
Impairment of long-lived assets	93	309	163	476
Lease termination fees and other related costs, net	289	—	484	—
Advisory fees in connection with shareholder activism	—	15	—	1,549
eCommerce transition fees	—	250	—	684
Adjusted EBITDA	$(4,262)	$(212)	$(4,503)	$3,991

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

The following table reconciles from Net loss per share in accordance with GAAP to Adjusted net loss per share, on a non-GAAP basis, for the thirteen week and twenty-six week periods ended July 29, 2017 and July 30, 2016:

	Thirteen Weeks Ended
	July 29,			July 30,
	2017			2016
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.21)			$(0.11)
Adjustments
Lease termination fees and other related costs, net	$289	$285	$0.01	$—	$—	$—
Advisory fees in connection with shareholder activism	—	—	—	15	15	—
eCommerce transition fees	—	—	—	250	248	0.01
Adjusted loss per share			$(0.20)			$(0.10)

	Twenty-Six Weeks Ended
	July 29,			July 30,
	2017			2016
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.31)			$(0.11)
Adjustments
Lease termination fees and other related costs, net	$484	$477	$0.01	$—	$—	$—
Advisory fees in connection with shareholder activism	—	—	—	1,549	1,479	0.04
eCommerce transition fees	—	—	—	684	653	0.02
Adjusted loss per share			$(0.30)			$(0.05)